Exhibit 5.1

March 9, 2015

Fossil Group, Inc.
901 S. Central Expressway
Richardson, Texas 75080

Re:                             Fossil Group, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fossil Group, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of an indeterminate aggregate amount of debt securities in one or more series (the “Debt Securities”), the terms of which will be determined at the time of each offering.  This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 a form of the indenture for the Debt Securities, filed as Exhibit 4.1 to the Registration Statement to be entered into by the Company and the trustee named therein (the “Trustee”), the form and terms of any series of Debt Securities issued under such indenture to be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officers’ certificate or by a supplemental indenture to such indenture (the “Indenture”);

(c)                                  a copy of certain resolutions of the Board, adopted on March 6, 2015, certified by an officer of the Company; and

(d)                                 such other corporate records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.  We have also assumed the existence and entity power of each party to any Transaction Agreement (defined below) referred to herein other than the Company.  As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

As used herein, “Transaction Agreements” means the Indenture and any underwriting agreement.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                      When (i) the Company has taken all necessary action to establish the form and terms of a series of Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities, (iii) the Trustee under the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (x) will have been duly authorized by all necessary corporate action on the part of the Company and (y) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)                               We have assumed that, in the case of each offering and sale of the Debt Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Debt Securities; (iii) such Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Debt Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Debt Securities (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary corporate power to approve the transactions contemplated by the Transaction Agreements, (c) the organizational documents of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (d) the Company will have duly authorized the Transaction Agreements and the transactions contemplated by the Transaction Agreements and (e) the Company will have validly executed and delivered the Transaction Agreements; (vi) (a) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and (b) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Company’s securities are listed for trading) having jurisdiction over the Company and in conformity with the Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the Board relating to such Debt Securities; (vii) the officers’ certificate or supplemental indenture to the Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; and (viii) each applicable Transaction Agreement will constitute the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against such party in accordance with its terms.

(B)                               We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of: (i) the Delaware General Corporation Law (the “DGCL”) and (ii) the Laws of the State of New York (collectively, the “Included Laws”).  As used herein, the term “DGCL” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

(C)                               The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; and (iv) laws governing the waiver of usury, stay or extension laws.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.